EXHIBIT 23.2

Consent of Independent Auditors

We consent to the incorporation by reference of our report dated February 10, 2003, in Amendment No. 3 to the Registration Statement (Form S-8 No. 333-93633) and related Prospectus of Hilb, Rogal and Hamilton Company for the Registration of $5,000,000 of its Deferred Compensation Obligations.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

March 24, 2003